Exhibit 21.
                                                                     -----------

                        SUBSIDIARIES OF THE REGISTRANT



                                                             Place of           Percentage of
    Name of Company                                       Incorporation       Voting Securities
    ---------------                                       -------------       -----------------
ASF Thomas Limited                                         United Kingdom            100%
ASF Thomas Industries Holding Deutschland GmbH             Germany                   100%
ASF Thomas Industries GmbH, Puchheim                       Germany                   100%
ASF Thomas Industries GmbH, Memmingen                      Germany                   100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal             Germany                   100%
ASF Thomas, Inc.                                           Georgia                   100%
Blue Grass Holdings Inc.                                   Nevada                    100%
T.I. Industries Corporation                                Delaware                  100%
TI Pneumotive, Inc.                                        Delaware                  100%
Thomas Group U.K., Inc.                                    Delaware                  100%
Thomas Imports, Inc.                                       Nevada                    100%
Thomas Industries Asia Pacific, Inc.                       Delaware                  100%
Thomas Industries Asia Pacific, Ltd.                       Hong Kong                 100%
Thomas Industries Export, Inc.                             U.S. Virgin Islands       100%
Thomas Industries Holdings Inc.                            Delaware                  100%
Thomas-Oberdorfer Pumps, Inc.                              Delaware                  100%
Tupelo Holdings Inc.                                       Delaware                  100%
Welch Vacuum Technology, Inc.                              Delaware                  100%





                         NON WHOLLY OWNED SUBSIDIARIES


                                                          Place of              Percentage of
    Name of Company                                     Incorporation         Voting Securities
    ---------------                                     -------------         -----------------

Thomas Americas Industria e Commercio, LTDA                Brazil                    95%



